Exhibit 10.86

Execution Version

LIMITED GUARANTEE

LIMITED GUARANTEE (this “Guarantee”), dated as of May 27, 2011, by ADA-ES, Inc., a Colorado corporation (the “Guarantor”), in favor of GSFS Investments I Corp., a Delaware corporation (the “Guaranteed Party”). The Guarantor and the Guaranteed Party may hereinafter be referred to individually as a “Party” or collectively as the “Parties”.

PRELIMINARY STATEMENTS

A. Guarantor is a member of Clean Coal Solutions, LLC, a Colorado limited liability company (the “Company”).

B. The Company and the Guarantor desire to have the Guaranteed Party enter into certain Transaction Documents (as defined below) with, among others, the Company and/or the Guarantor.

C. The Guaranteed Party is willing to enter into the Transaction Documents with the Company and/or the Guarantor on the condition, among others, that all of the Company’s indemnification obligations under Section 8.1(a) of the Class B Unit Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), between the Company and the Guaranteed Party are guaranteed by the Guarantor, on the terms set forth in this Guarantee.

NOW, THEREFORE, in consideration of the premises and in order to induce the Guaranteed Party to enter into the Transaction Documents, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Guarantor hereby agrees as follows:

1. Definitions.

1.1 Defined Terms. As used in this Guarantee, (i) the capitalized terms defined in the preamble, preliminary statements and other sections of this Guarantee shall have the respective meanings specified therein; (ii) capitalized terms used but not defined in this Guarantee shall have the meanings given to such terms in the Purchase Agreement; and (iii) the following terms shall have the following meanings:

“Obligations” shall mean solely, without duplication, all of the Company’s obligations to indemnify, defend and hold harmless the Investor Indemnified Parties (under and as defined in the Purchase Agreement) set forth in section 8.1(a) of the Purchase Agreement. The term “Obligations” shall not include any other obligation of the Company, any Affiliate or Subsidiary of the Company or any Member of the Company that may arise under any of the Transaction Documents or otherwise.

“Transaction Documents” shall mean the Purchase Agreement, the Second Amended and Restated Operating Agreement of the Company, dated as of the date hereof, and the Exclusive Right to Lease Agreement, dated as of the date hereof, between the Company and the Guaranteed Party.

1.2 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be modified by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument of other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified in accordance with the provisions hereof and thereof; (b) any reference herein to any “Person” shall mean a natural person, corporation, partnership, limited liability company, joint venture, estate, association, trust, governmental body, unincorporated organization or other entity and shall be construed to include such Person’s successors and permitted assigns; and (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Guarantee in its entirety and not to any particular provision of this Guarantee. Article and section headings used herein are for convenience of reference only, are not part of this Guarantee and shall not affect the construction of, or be taken into consideration in interpreting, this Guarantee.

2. Guarantee.

2.1 Irrevocable Guarantee.

(a) The Guarantor hereby unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety, to the Guaranteed Party and its successors, permitted indorsees, permitted transferees and permitted assigns that, upon written demand of payment made by the Guaranteed Party to the Guarantor, all Obligations will be promptly paid in full, in United States dollars, when due in accordance with the terms of the Purchase Agreement (after giving effect to the rights, limitations and obligations set forth in sections 8.1(c)-(j) and 8.2 of the Purchase Agreement).

(b) If legal action is instituted to enforce the rights of the Guaranteed Party under this Guarantee, the Guarantor agrees to reimburse the Guaranteed Party on written demand for all reasonable attorney’s fees and disbursements and all other reasonable costs and expenses incurred by the Guaranteed Party in successfully enforcing its rights under this Guarantee. Notwithstanding the foregoing, the Guarantor shall have no obligation to pay any such costs or expenses if, in any action or proceeding brought by the Guaranteed Party giving rise to a demand for payment of such costs or expenses, it is finally adjudicated by a court of competent jurisdiction that the Guarantor is not liable to make payment under Section 2.1(a) with respect to the rights of the Guaranteed Party sought to be enforced in such action or proceeding.

(c) Each payment under this Guarantee shall be made in United States dollars. Notwithstanding anything in this Section 2.1, the Guarantor’s liability to guarantee any Obligations shall not exceed the liability of the Company with respect to its Obligations under the terms of the Purchase Agreement; provided, that, notwithstanding the foregoing provisions of this paragraph (c), or any other provisions hereof to the contrary, (i) the Guarantor’s liability for the Obligations shall not be reduced by the amount of any costs and expenses recovered or recoverable by the Guaranteed Party under Section 2.1(b), and (ii) if the Company’s liability in respect of the Obligations is reduced due to any defense described in clauses (1) through (3) of the final paragraph of Section 2.3 hereof, the amount of such reduction shall not reduce the Guarantor’s liability for such Obligations hereunder.

2.2 No Subrogation. The Guarantor will not exercise any rights that it may acquire by way of subrogation or a right of contribution from the Company under this Guarantee, by any payment made hereunder or otherwise, until all of the Obligations owing by the Company, if any, shall have been indefeasibly paid in full. If any amount shall be paid to the Guarantor on account of such subrogation or contribution rights at any time when all of the Obligations owing by the Company shall not have been paid in full, such amount shall be held in trust for the benefit of the Guaranteed Party to whom such Obligations are payable and shall forthwith be paid to the Guaranteed Party to be credited and applied to such Obligations, whether matured or unmatured, in accordance with section 8.1 of the Purchase Agreement. If (i) the Guarantor shall make payment to the Guaranteed Party of all or any part of the Obligations and (ii) all of the Obligations shall be indefeasibly paid in full, the Guaranteed Party will, at the Guarantor’s request and expense, execute and deliver to the Guarantor appropriate documents in form and substance reasonably satisfactory to the Guaranteed Party, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Obligations resulting from such payment by the Guarantor.

2.3 No Effect on Guarantee. The obligations of the Guarantor under this Guarantee shall not be altered, limited, impaired or otherwise affected by:

(a) any rescission of any demand for payment of any of the Obligations or any failure by the Guaranteed Party to make any such demand on the Company or any other guarantor or to collect any payments from the Company or any other guarantor or any release of the Company or any other guarantor;

(b) any renewal, extension, modification, amendment, acceleration, compromise, waiver, indulgence, rescission, discharge, surrender or release, in whole or in part, or any assignment or transfer, of the Purchase Agreement or the Obligations or any other instrument or agreement evidencing, relating to, securing or guaranteeing any of the Obligations, or the liability of any party to any of the foregoing or for any part thereof;

(c) any act or omission of the Guaranteed Party relating in any way to the Obligations or to the Company, including any failure to bring an action against any party liable on the Obligations, or any party liable on any other guarantee of the Obligations;

(d) any proceeding, voluntary or involuntary, involving bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of the Company or any other guarantor or any defense which the Company or any other guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding; and

(e) any other act or omission that may or might in any manner or to any extent vary the risk of the Guarantor or that may or might otherwise operate as a discharge of the Guarantor as a matter of law or equity, other than (i) the indefeasible payment in full in United States dollars of all the Obligations, and (ii) as set forth in the next paragraph.

Notwithstanding the foregoing, the Guarantor shall be entitled to assert any defense which the Company may have under the Purchase Agreement to payment of any of its Obligations, other than defenses based upon (i) lack of authority, capacity, legal right or power of the Company to enter into and/or perform its Obligations, (ii) any insolvency, bankruptcy, reorganization, arrangement, composition, liquidation, dissolution or similar proceeding with respect to the Company, or (iii) the nonexistence, invalid formation, dissolution, merger or termination of the Company.

2.4 Continuing Guarantee; Termination. This Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment when due, and not of collection only, and the obligations of the Guarantor hereunder shall not be conditioned or contingent upon the pursuit by the Guaranteed Party at any time of any right or remedy against the Company or against any other Person which may be or become liable in respect of all or any part of the Obligations.

2.5 Reinstatement of Guarantee. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is avoided, rescinded or must otherwise be restored or returned by the Guaranteed Party to the Company or its representative or to any other guarantor for any reason including as a result of any insolvency, bankruptcy or reorganization proceeding with respect to the Company or the Guarantor, all as though such payment had not been made.

2.6 No Consequential Damages. Notwithstanding anything in this Guarantee to the contrary, under no circumstances shall Guarantor be liable to the Guaranteed Party for special, consequential, exemplary or punitive damages with respect to any breach of this Guarantee, other than the payment of attorneys’ fees as is specifically provided for in this Guarantee.

3. Representations and Warranties of the Guarantor. The Guarantor hereby represents and warrants to the Guaranteed Party, as follows:

(a) The Guarantor is a corporation, validly existing and in good standing under laws of the State of Colorado.

(b) The Guarantor has full power, authority and legal right to execute and deliver this Guarantee and to perform its obligations hereunder.

(c) The execution, delivery and performance of this Guarantee have been duly authorized by all necessary corporate action on the part of the Guarantor.

(d) This Guarantee has been duly executed and delivered by the Guarantor and constitutes the legal, valid and binding obligation of the Guarantor, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally or by general principles of equity.

(e) All consents, authorizations, approvals and clearances (including any necessary exchange control approval) and notifications, reports and registrations requisite for its due execution, delivery and performance of this Guarantee have been obtained from or, as the case may be, filed with the relevant Governmental Bodies having jurisdiction and remain in full force and effect and all conditions thereof have been duly complied with and no other action by, and no notice to or filing with, any Governmental Body having jurisdiction is required for such execution, delivery or performance.

(f) The execution and delivery by the Guarantor of this Guarantee do not and the performance by Guarantor of its obligations hereunder will not, (i) violate or require any filing or notice under any law applicable to Guarantor (other than the filing of this Guarantee with the United States Securities and Exchange Commission under the federal securities laws applicable to U.S. public companies, if applicable), (ii) conflict with or cause a breach of any provision in the certificate of incorporation, bylaws or other organizational document of Guarantor, or (iii) cause a breach of, constitute a default under, cause the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any authorization, consent, waiver or approval under any contract, license, instrument, decree, judgment or other arrangement to which Guarantor is a party or under which it is bound or to which any of its assets are subject (or result in the imposition of a Lien upon any such assets) except (in the case of this clause (iii)) for any that would not reasonably be expected to have a material adverse effect on Guarantor’s ability to perform its obligations under this Guarantee.

4. Election of Remedies. Each and every right, power and remedy herein given to the Guaranteed Party, or otherwise existing, shall be cumulative and not exclusive, and be in addition to all other rights, powers and remedies now or hereafter granted or otherwise existing. Each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised, from time to time and as often and in such order as may be deemed expedient by the Guaranteed Party.

5. Effect of Delay or Omission to Pursue Remedy. No waiver by the Guaranteed Party of any right, power or remedy, or delay or omission by the Guaranteed Party in the exercise of any right, power or remedy which it may have shall impair any such right, power or remedy or operate as a waiver as to any other right, power or remedy then or thereafter existing. Any waiver given by the Guaranteed Party of any right, power or remedy in any one instance shall only be effective in that specific instance and only for the purpose for which given, and will not be construed as a waiver of any right, power or remedy on any future occasion.

6. Guarantor’s Waivers. The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Guaranteed Party upon this Guarantee or acceptance of this Guarantee; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted, incurred, renewed, extended, amended or waived in reliance upon this

Guarantee, and all dealings between the Guarantor and the Guaranteed Party shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. The Guarantor waives presentment, demand (other than demand delivered pursuant to Section 2.1(a) hereof), notice, and protest of all instruments included in or evidencing any of the Obligations and all other demands (other than any demand delivered pursuant to Section 2.1(a) hereof) and notices in connection with the delivery, acceptance, performance, default or enforcement of any such instrument or this Guarantee.

7. Amendment. This Guarantee may not be modified, amended, terminated or revoked, in whole or in part, except by an agreement in writing signed by the Guaranteed Party and the Guarantor. No waiver of any term, covenant or provision of this Guarantee, or consent given hereunder, shall be effective unless given in writing by the Guaranteed Party.

8. Notices. All notices and other communications under this Agreement shall be in writing and delivered (a) personally; (b) by registered or certified mail with postage prepaid, and return receipt requested; (c) by recognized overnight courier service with charges prepaid; or (d) by confirmed facsimile or electronic mail transmission, directed to the intended recipient as follows:

If to the Guarantor:

ADA-ES, Inc.

8100 South Park Drive, Unit B

Littleton, CO 80120

Attn: Dr. Michael Durham

Fax: (303) 734-0330

Email address:

If to the Guaranteed Party:

GSFS Investments I Corp.

c/o Goldman Sachs & Co.

200 West Street

New York, New York 10282

Attention: Michael Feldman

Fax: (212) 428-3868

Email address: mfeldman@gs.com

Either Guarantor or Guaranteed Party may change the information to which notices and other communications hereunder can be delivered by giving the other party notice in the manner herein set forth. A notice or other communication shall be deemed delivered on the earlier to occur of (i) its actual receipt; (ii) the date of signature acknowledging receipt if sent by registered or certified mail, with postage prepaid, and return receipt requested; (iii) the first business day following its deposit with a recognized overnight courier service; or (iv) the business day it is sent by confirmed facsimile or electronic mail transmission (if sent before 5:00 p.m. local time of the receiving party) or the next business day (if sent after 5:00 p.m. local time of the receiving party).

9. Successors and Assigns. This Guarantee shall be binding upon and shall inure to the benefit of the Guarantor and the Guaranteed Party and their respective successors and permitted assigns. The Guaranteed Party may assign this Guarantee without the prior written consent of the Guarantor to the extent the Guaranteed Party has assigned its interest in the payment of any of the Obligations pursuant to the terms of the Purchase Agreement. Any other assignment of this Guarantee by the Guaranteed Party without the prior written consent of the Guarantor, shall be void ab initio. The Guarantor may not assign this Guarantee without the prior written consent of the Guaranteed Party. Any assignment by the Guarantor without the prior written consent of the Guaranteed Party shall be void ab initio and shall have no effect on the Guaranteed Party’s rights against the Guarantor hereunder.

10. Governing Law; Venue and Jurisdiction; Waiver of Jury Trial. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES, INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW. THE PARTIES HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT IN THE COUNTY OF NEW YORK IN THE STATE OF NEW YORK WITH RESPECT TO ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTEE AND CONSENT TO THE SERVICE OF PROCESS IN ANY MANNER PERMITTED BY APPLICABLE LAW. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING RELATING TO A DISPUTE AND FOR ANY COUNTERCLAIM WITH RESPECT THERETO ARISING OUT OF OR RELATING TO THIS GUARANTEE.

11. Severability. If any term or other provision of this Guarantee or of any of the instruments evidencing part or all of the Obligations is invalid, illegal, or incapable of being enforced by any rule of applicable law, or public policy, all other conditions and provisions of this Guarantee shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Guarantor and Guaranteed Party shall negotiate in good faith to modify this Guarantee so as to effect the original intent of the Guarantor and Guaranteed Party as closely as possible in a mutually acceptable manner in order that the transactions contemplated herein are consummated as originally contemplated to the fullest extent possible.

[Signature page follows]

IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be executed and delivered on its behalf as of the date first written above.

ADA-ES, Inc.

By:	/s/ Michael D. Durham
Name:	Michael D. Durham
Title:	President & CEO